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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 4, 2005


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2005, Nordstrom, Inc. entered into a Revolving Credit Facility Agreement with each of the initial lenders named therein as Lenders, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, U.S. Bank, National Association, as Documentation Agent and Bank Of America, N.A., as administrative agent. This new credit facility replaced our existing $350.0 million unsecured line of credit with a $500.0 million unsecured line of credit, which is available as liquidity support for our commercial paper program. Under the terms of the agreement, we pay a variable rate of interest and a commitment fee based on our debt rating. Based upon our current debt rating, we would pay a variable rate of interest of LIBOR plus a margin of 0.225% on the outstanding balance and an annual commitment fee of 0.075% on the total capacity. The variable rate of interest increases to LIBOR plus a margin of 0.325% if more than $250.0 million is outstanding on the facility. The Revolving Credit Agreement expires in November 2010, and contains restrictive covenants, which include maintaining a leverage ratio.

Many of the investment banking firms that are a party to the Revolving Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and certain of our subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.


ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02. On November 4, 2005, in connection with the credit facility described in Item 1.01, Nordstrom, Inc. terminated its Revolving Credit Facility, dated May 14, 2004 with the financial institutions named therein as Lenders, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank Of America, N.A., as Administrative Agent. Under the terms of this credit facility, we paid a variable rate of interest based on LIBOR plus a margin of 0.31% on the outstanding balance and an annual commitment fee of 0.095% on the total capacity. The variable rate of interest increases to LIBOR plus a margin of 0.41% if more than $175.0 million is outstanding on the facility. The agreement contained restrictive covenants, which include maintaining a leverage ratio.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03. The Revolving Credit Agreement contains standard provisions relating to default and acceleration of our payment obligations upon the occurrence of an event of default, including: the failure to pay principal, interest, fees or other amounts when due; cross-default with other indebtedness; failure to comply with specified agreements, covenants, or obligations; the making of any materially misleading or untrue representation, warranty or certification; commencement of bankruptcy or other insolvency proceedings by or against us; entry of one or more judgments against us that exceed $25.0 million either individually or in the aggregate; or the failure to pay amounts due to the PBGC or a Plan under Title IV of ERISA.

We also have the option to increase the line of credit capacity by $150.0 million to $650.0 million provided that we obtain a written consent for the increase to any Lendor's Revolving Committed Amount. However, this increase is subject to agreement by the Lendors, as the Lendors are not required to provide their consent. In addition, no default or event of default can exist at the time of the request and if any amounts are outstanding at the time of the request, we must prepay one or more existing Revolving Loans in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount each Lender will hold its pro rata share (based on its share of the revised Revolving Committed Amount) of outstanding Revolving Loans.















































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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Michael G. Koppel
                                                -----------------------
                                                Michael G. Koppel
                                                Chief Financial Officer and
                                                Executive Vice President


Dated: November 10, 2005